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                                                                    EXHIBIT 23.5



                         MCCONNELL, BUDD & DOWNES, INC.

                                365 SOUTH STREET
                          MORRISTOWN, NEW JERSEY 07960
                                  201-538-7800
                               FAX: 201-538-0522



                          CONSENT OF FINANCIAL ADVISOR


     We hereby consent to the inclusion of the Opinion of McConnell, Budd & Downes, Inc. on the Form S-4 Registration Statement of SIS Bancorp, Inc. ("SIS") to be filed with the Securities and Exchange Commission in connection with the proposed merger of SIS Interim Bank, a subsidiary of SIS, with Glastonbury Bank & Trust Company ("GBT"), and to the references to our firm as Financial Advisor to GBT in the text of the related Joint Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                          McConnell, Budd & Downes, Inc.



October 24, 1997                          By: /s/David A. Budd
                                              ---------------------------------
                                              David A. Budd
                                              Managing Director